Exhibit 99.1

Company contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

Media contact:

Jennifer Moritz

Zer0 to 5ive

917-748-4006

imoritz@0to5.com

NATIONWIDE DATA INDICATE A VERY HIGH DEGREE OF ACCURACY FOR

ORAQUICK ADVANCE® RAPID HIV-1/2 ANTIBODY TEST WITH ORAL FLUID

Nationwide Accuracy for 2007 through May 2008 of 99.8% Reported

From Over 400 Testing Sites and More Than 250,000 Tests

Bethlehem, PA, June 16, 2008 – OraSure Technologies, Inc. (NASDAQ: OSUR) today announced that aggregate nationwide performance data for 2007 and the first five months of 2008 indicate that its widely used rapid HIV-1/2 antibody screening test, OraQuick ADVANCE®, has a very high degree of accuracy with oral fluid – at rates that are within the U.S. Food and Drug Administration’s approved and expected range of performance (specificity 99.6-99.9%) for the product.

Based on aggregate data compiled by the Company from participating surveillance sites nationwide for 2007 through May 2008, results for over 250,000 oral fluid tests were reported with a specificity rate of 99.8%. The data was generated at more than 400 sites, including public health clinics, community-based organizations, hospitals and outreach settings.

“OraSure’s top priority is and always has been to ensure that our customers are satisfied with the performance of our products,” said Douglas A. Michels, President and Chief Executive Officer of OraSure Technologies. “We regularly monitor the performance of the OraQuick ADVANCE® test on a national basis. The national data we have collected from sites across the country confirms that OraQuick ADVANCE® with oral fluid performs at a very high accuracy level. We are very pleased with the outstanding performance of OraQuick ADVANCE®, which has proven to be an extremely valuable tool in the fight against HIV/AIDS.”

OraQuick ADVANCE® is a rapid screening test for antibodies to both HIV-1 and HIV-2, which can be used at the point of care with oral fluid, finger stick and venipuncture whole blood and plasma samples. All screening tests, whether used at the point of care or in the laboratory, will generate a certain percentage of false positive results. Consequently, all specimens that test positive for HIV with a screening test must be confirmed by additional testing using approved methods.

The performance data released represents a national average and, for any point in time, may include some sites that report results slightly outside of expected performance for a short period and then return to normal levels. Such a situation recently occurred at the New York City (NYC) Department of Health and Mental Hygiene’s Sexually Transmitted Diseases (STD) branch, which reported a somewhat elevated number of discordant test results from October 2007 through April 2008 at some of its STD clinics.

The NYC STD clinic data shows a specificity of 2/10ths of a percent below the lower end of the expected range of specificity (99.6%). However, some of the NYC STD clinics demonstrated specificity throughout this period that was within the expected range. Moreover, national surveillance data during this same time period indicated the test performed at 99.8% across the country (excluding the NYC STD clinics) and specificity in the NYC STD clinics returned to 99.9% during May 2008 with nearly 5,000 oral fluid tests performed. The NYC Department of Health continues to use the OraQuick ADVANCE® test for HIV screening.

The Company is working with the NYC Department of Health and the Centers for Disease Control and Prevention (CDC) to better understand the performance at the STD clinic sites. This is consistent with the procedures the Company follows whenever it receives a report of discordant test results from one of its customers. It is important to note that the oral fluid screening test is part of a multi-test algorithm used by these STD clinics designed to prevent any patient screened for HIV from leaving the clinic with an incorrect result.

“Oral Fluid testing continues to be a very important component of HIV prevention in New York City and around the nation,” Michels said. “Thanks primarily to rapid HIV testing, health care providers have been able to screen more people and ensure those diagnosed with HIV are linked into care immediately.”

About OraSure Technologies

OraSure Technologies develops, manufactures and markets oral fluid specimen collection devices using proprietary oral fluid technologies, diagnostic products including immunoassays and other in vitro diagnostic tests, and other medical devices. These products are sold in the United States as well as internationally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, distributors, government agencies, physicians’ offices, and commercial and industrial entities.

OraSure Technologies is the leading supplier of oral-fluid collection devices to the life insurance industry and public health markets for the detection of antibodies to HIV. In addition, the Company supplies oral-fluid testing solutions for drugs of abuse testing. For more information on the Company, please go to www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to product performance and use. Actual results could be significantly different. Factors that could affect results include the ability to market and sell products; changes in relationships, including disputes or disagreements, with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts or minimum purchase requirements for the Company’s products; inventory levels at distributors and other customers; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance; continued bulk purchases by customers, including governmental agencies, and the ability to fully deploy those purchases in a timely manner; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties or products required for use of our products; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including changes in international funding sources; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to patent infringement, product liability, and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to complete consolidation or restructuring activities; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2007, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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